Exhibit 99.1

THE ORCHARD® AND DIGITAL MUSIC GROUP

COMPLETE MERGER

COMBINATION FORMS POWERFUL GLOBAL DIGITAL MUSIC AND

VIDEO MARKETING AND DISTRIBUTION SERVICES COMPANY FOR

THE NEW MEDIA ECONOMY

STOCK WILL TRADE ON NASDAQ UNDER “ORCD”

New York, NY and Sacramento, CA – November 13, 2007 – The Orchard Enterprises Inc., a leading global digital distributor and marketer of music, and Digital Music Group, Inc. (formerly NASDAQ symbol “DMGI”), a content owner and leader in the digital distribution of music and video catalogues, today announced that the two companies have completed their previously-announced plans to merge. The combined company (the “Company”) will begin trading on November 14, 2007 on the NASDAQ Global Market under the symbol “ORCD.” Current Orchard president and chief executive Greg Scholl will lead the combined company as CEO, and headquarters will be at The Orchard’s offices in New York City. It is anticipated that the DMGI business will rapidly be integrated with The Orchard. The combined business will all be conducted under the name “The Orchard.”

The Company controls a substantial catalogue of entertainment assets, with over one million music recordings available for sale and thousands of hours of television, film and video programming. It is a market leader for independent distribution of digital music and video, with powerful marketing, promotion, distribution and operations capabilities throughout the world. The Company serves artists, labels, music publishers, television, film and video library owners and other rights holders by developing new and inventive ways to market and sell digital content. In addition, for digital and mobile retailers, advertisers, consumer brands and technology companies, the Company provides a single point of access to one of the world’s largest and highest quality digital content catalogues that spans global superstars and niche and specialty artists.

“The Orchard and DMGI create a powerful combination in the rapidly growing digital media industry,” said Mr. Scholl. “DMGI adds exciting new artists and record labels to The Orchard’s already extensive music catalogue, and offers an immediate and significant leadership position in the digital distribution of independently owned TV, film and video content.”

Mr. Scholl added, “We anticipate rapidly integrating the companies to reduce costs aggressively. At the same time, we anticipate driving revenue through proactive and productive outreach to DMGI’s clients to ensure they take full advantage of the increased distribution and more sophisticated retail sales and marketing capabilities that The Orchard offers.”

At a special meeting held today, the merger and a reverse stock split were approved by DMGI stockholders. The reverse split was necessary to maintain a NASDAQ Global Market listing, and the Board of Directors today authorized a one-for-three reverse split to be effective on November 14, 2007, when the stock will begin trading under the symbol “ORCD.”

For legal purposes, DMGI is acquiring The Orchard, although the combination will be accounted for as a reverse merger with The Orchard deemed to be the “acquiror” for accounting and financial reporting purposes. As consideration in the business combination, DMGI has issued (or reserved for issuance pursuant to deferred stock awards) 3,021,364 shares of common stock on a post-split basis (or 9,064,091 shares on a pre-split basis) and 448,833 shares of convertible preferred stock to the shareholders of The Orchard, including its principal shareholder Dimensional Associates, LLC. Each share of preferred stock is convertible into, and has voting rights equivalent to, 3.33 shares of common stock on a post-split basis (or 10 shares of common stock on a pre-split basis), with a liquidation preference of $55.70. After closing of the merger, the shareholders of The Orchard collectively own approximately 60% of the Company’s voting shares outstanding (assuming conversion of the preferred stock and including shares reserved for issuance under deferred stock awards).

As contemplated by the merger agreement and set out in DMGI’s proxy statement, Greg Scholl, Viet Dinh, Danny Stein and Michael Donahue have been appointed to the Company’s Board of Directors, and will serve along with David Altschul, Terry Hatchett and Clayton Trier, who remain Directors of the Company.

Barth Ballard has relinquished responsibilities as interim CEO and has agreed to serve in a transition role during the integration of the companies, after which time he will resign from the company. Richard Rees, who agreed in September to serve in an interim role as Vice President of Business Development ahead of the finalized merger agreement, has submitted his resignation, effective today. Tuhin Roy, who served as Chief Strategy Officer of DMGI and President of DMGI’s subsidiary Digital Rights Agency, has submitted his resignation, effective today. DMGI’s Digital Rights Agency subsidiary brand (along with the Psychobaby, DMI and Digital Music Group brands) will be integrated into The Orchard, and the company will retain one brand and one identity as The Orchard.

About the Company

The Orchard is a leading digital distributor and marketer of music and, with the acquisition of DMGI, becomes a music and video content owner and first-mover in the digital distribution of independently owned video content, such as music videos, episodic television shows, feature-length films, short films, and cartoons and other animated features. The Company is represented in 29 countries and controls an unparalleled catalog of music encompassing thousands of labels and every conceivable music genre and era. The Company supplies music and video to the leading digital music stores and mobile operators throughout the world, and executes global marketing and promotion programs locally, with experts in every major music territory managing initiatives tailored to each country’s unique dynamic. The Company works as a close business partner with its label clients and provides retail sales and marketing, an extensive suite of online promotional programs, synchronization placement, global royalty collection, global publishing administration, and in select cases, co-production investment capital. The Company also provides strategic media services to an impressive roster of digital retailers and leading consumer brands, ranging from publishing research, licensing and administration through comprehensive online and offline branding programs.

Forward-Looking Statements

This release contains statements that are considered to be forward-looking statements within the meaning of federal securities law (including, without limitation, information regarding the Company’s marketing, promotion, distribution and operations capabilities and the opportunity for combined revenue synergies and cost reductions) that involve risks and uncertainties that could cause the actual results of the Company following the merger to differ materially from management’s current expectations. Actual results could differ materially from those anticipated in such forward-looking statements as a result of many reasons, including risks, uncertainties and factors which include, but are not limited to:

•	our ability to successfully integrate the operations of The Orchard and DMGI and achieve the anticipated operational synergies and cost reductions;

•	revenue and earnings expectations which are difficult to predict because of our limited operating history and emerging nature of the digital media industry;

•	our limited operating history in the acquisition, processing and sale of digital video content;

•	acceptance and adoption of the digital format by consumers and potential changes in consumers’ tastes and preferences in music and video, and the extent to which our content will appeal to consumers;

•	our ability to successfully identify, acquire for a commercially reasonable valuation, and process additional catalogs of music and video content;

•	competitive and economic conditions in our industry;

•	our ability to renew multi-year agreements for digital rights to music and video content as they expire;

•	our limited ability to influence the pricing models of digital entertainment services;

•	we may not have proper legal title to the digital rights associated with music and video content that we purchase or license, or others may claim to have such rights;

•	potentially long delays in receiving the master music and video recordings that we acquire rights to;

•	our dependence on digital entertainment services to review, process and make all of our digital offerings available on a comprehensive and timely basis for purchase by consumers;

•	music and video piracy;

•	availability, terms and use of capital to continue to grow our business;

•	our dependence on Apple iTunes Store for the majority of our revenue;

•	our ability to successfully enter into new sales channel relationships;

•	the differing interpretations of and potential ambiguities in U.S. copyright laws; and

•	maintaining adequate internal operating and financial controls over our business and financial reporting.

Many of the factors listed above are and will be beyond the Company’s control. Given these uncertainties, you should not place undue reliance on such forward-looking statements. The matters discussed in this press release also involve risks and uncertainties described in DMGI’s most recent filings with the Securities and Exchange Commission (SEC), including its Annual Report for 2006 on Form 10-K filed with the SEC on March 30, 2007 and its most recent Quarterly Report on Form 10-Q filed with the SEC on November 13, 2007. The Company assumes no obligation to update the forward-looking information contained in this release.

MEDIA CONTACTS

USA

Sarah Miller

Axis Marketing/PR t. +1 310 276 2220

e-mail: smiller@axismarketingpr.com

Europe

Simon Lait

t. + 44 (0)1832 720 292

m. + 44 (0)7785 596 593

e-mail: simon@theorchard.com

Company Contact:

Jeff Nimerofsky

Investor Relations

t. +1 212 201 9280

e-mail: investor_relations@theorchard.com